           As filed with the Securities and Exchange Commission on June 13, 2001
                                                       Registration No. 33-55992
================================================================================


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             SYNBIOTICS CORPORATION
                (Name of registrant as specified in its charter)

                  California                                 95-3737816
        (State or other jurisdiction of                   (I.R.S. Employer
         incorporation or organization)                  Identification No.)

             11011 Via Frontera
            San Diego, California                              92127
     (Address of principal executive offices)                (Zip Code)


                  SYNBIOTICS CORPORATION 1991 STOCK OPTION PLAN
                            (Full title of the plan)

                                MICHAEL K. GREEN
                Senior Vice President and Chief Financial Officer
                             SYNBIOTICS CORPORATION
                 11011 Via Frontera, San Diego, California 92127
                     (Name and address of agent for service)

                                 (858) 451-3771
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             HAYDEN J. TRUBITT, ESQ.
                         BROBECK, PHLEGER & HARRISON LLP
                              12390 El Camino Real
                               San Diego, CA 92130

This registration statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

================================================================================

                            SYNBIOTICS CORPORATION

                                Deregistration
                              ------------------

This registration statement registered 400,000 shares of the Common Stock of Synbiotics Corporation (the "Company"). These shares were offered pursuant to the Company's 1991 Stock Option Plan (the "Option Plan"). 84,350 shares have been issued under the Option Plan. The remaining 315,650 stock options outstanding under the Option Plan have been rolled into the Company's 1995 Stock Option/Stock Issuance Plan, separately registered under a Form S-8 registration statement filed with respect to the 1995 Stock Option/Stock Issuance Plan.

Accordingly, the Company hereby deregisters 315,650 of the Common Stock originally covered by the registration statement.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 13, 2001.

                            SYNBIOTICS CORPORATION

                             By    /s/ Michael K. Green
                                   ---------------------

                                   Michael K. Green
                                   Senior Vice President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                           Title                                 Date
-----------------------------------------     ------------------------------------------------     -----------------
       /s/ Paul A. Rosinack                   Chief Executive Officer, President and Director      June 13, 2001
----------------------------------            (Principal Executive Officer)
         Paul A. Rosinack

       /s/ Michael K. Green                   Chief Financial Officer (Principal Financial         June 13, 2001
----------------------------------            Officer)
         Michael K. Green

       /s/ Keith A. Butler                    Corporate Controller (Principal Accounting           June 13, 2001
----------------------------------            Officer)
         Keith A. Butler

      /s/ Patrick Owen Burns                  Director                                             June 13, 2001
----------------------------------
        Patrick Owen Burns

        /s/ Rigdon Currie                     Director                                             June 13, 2001
----------------------------------
          Rigdon Currie

      /s/ James C. DeCesare                   Director                                             June 13, 2001
----------------------------------
        James C. DeCesare

       /s/ Joseph Klein III                   Director                                             June 13, 2001
----------------------------------
         Joseph Klein III

      /s/ Donald E. Phillips                  Director                                             June 13, 2001
----------------------------------
        Donald E. Phillips

                                     II-2